                                                                      Exhibit 12

             COMPUTATION OF PRO FORMA CONSOLIDATED RATIO OF EARNINGS
                                TO FIXED CHARGES
                        (EXCLUDING INTEREST ON DEPOSITS)

                                      Six Months Ended                           Years Ended
                                    --------------------  -----------------------------------------------------

(Dollars in thousands)                 1998        1997       1997       1996        1995      1994       1993
                                       ----        ----       ----       ----        ----      ----       ----
Net income                           $ 46,110   $ 41,552   $ 86,363   $ 70,940   $ 31,318   $ 71,349   $ 68,632

Extraordinary items, net of tax             0          0          0          0      5,599          0          0

Income tax expense                     20,505     20,067     39,998     35,075     30,950     32,110     33,335
                                     --------   --------   --------   --------   --------   --------   --------

Pretax Earnings                      $ 66,615   $ 61,619   $126,361   $106,015   $ 56,669   $103,459   $101,967
                                     ========   ========   ========   ========   --------   --------   ========

FIXED CHARGES:

Interest on borrowed funds           $ 12,340   $ 11,337   $ 23,657   $ 25,109   $ 35,775   $ 17,852   $  7,901
                                     --------   --------   --------   --------   --------   --------   --------

                                     --------   --------   --------   --------   --------   --------   --------
Total fixed charges                  $ 12,340   $ 11,337   $ 23,657   $ 25,109   $ 35,775   $ 17,852   $  7,901
                                     ========   ========   ========   ========   --------   --------   ========

Earnings for ratio calculations      $ 78,955   $ 72,956   $150,018   $131,124   $ 92,444   $121,311   $109,868
                                     ========   ========   ========   ========   --------   ========   ========

Ratio of earnings to fixed charges      6.40x      6.44x      6.34x      5.22x      2.58x      6.80x     13.91x

             COMPUTATION OF PRO FORMA CONSOLIDATED RATIO OF EARNINGS
                                TO FIXED CHARGES
                        (INCLUDING INTEREST ON DEPOSITS)

                                     Six Months Ended                        Years Ended
                                    --------------------  -----------------------------------------------------

(Dollars in thousands)                  1998       1997      1997        1996       1995       1994       1993
                                        ----       ----      ----        ----       ----       ----       ----
Net income                           $ 46,110   $ 41,552   $ 86,363   $ 70,940   $ 31,318   $ 71,349   $ 68,632

Extraordinary items, net of tax             0          0          0          0      5,599          0          0

Income tax expense                     20,505     20,067     39,998     35,075     30,950     32,110     33,335
                                     --------   --------   --------   --------   --------   --------   --------

Pretax Earnings                      $ 66,615   $ 61,619   $126,361   $106,015   $ 56,669   $103,459   $101,967
                                     ========   ========   ========   ========   ========   ========   ========

FIXED CHARGES:

Interest on deposits and borrowed    $ 79,421   $ 74,032   $152,369   $160,773   $180,933   $140,181   $135,149
                                     --------   --------   --------   --------   --------   --------   --------
funds

Total fixed charges                  $ 79,421   $ 74,032   $152,369   $160,773   $180,933   $140,181   $135,149
                                     ========   ========   ========   ========   --------   --------   ========

Earnings for ratio calculations      $146,036   $135,651   $278,730   $266,788   $237,602   $243,640   $237,116
                                     ========   ========   ========   ========   ========   ========   ========

Ratio of earnings to fixed charges      1.84x      1.83x      1.83x      1.66x      1 31x      1.74x      1.75x